CFS BANK
                              EMPLOYMENT AGREEMENT

     AGREEMENT, by and between Columbia Federal Savings Bank, now known as CFS Bank ("CFS Bank"), a federally chartered savings bank, with its principal administrative office at 615 Merrick Avenue, Westbury, NY 11590, Haven Bancorp, Inc., a corporation organized under the laws of the State of Delaware which is the holding company for CFS Bank ("Haven") and Dennis Hodne (the "Executive"), made June 27, 2000.

     WHEREAS, Haven and Queens County Bancorp, Inc. a corporation organized under the laws of Delaware (the "Holding Company") are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which Haven will merge with and into the Holding Company (the "Merger") with the Holding Company being the surviving corporation, and pursuant to which CFS Bank shall become a wholly-owned subsidiary of the Holding Company and a sister company of Queens County Savings Bank;

     WHEREAS, the Executive and the Haven are parties to a change in control agreement dated as of February 15, 2000, and the Executive and CFS Bank are parties to a change of control agreement dated as of February 15, 2000 (together, the "Prior Agreements");

     WHEREAS, the Holding Company has determined that it is in the best interests of the company and its shareholders to provide for the continuing availability to the Holding Company and CFS Bank of the Executive's services and expertise following the "Effective Time" as such term is defined in the Merger Agreement, all on the terms and conditions set forth below;

     WHEREAS, CFS Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of CFS Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   EFFECTIVENESS; EFFECT OF ACTION UNDER PRIOR AGREEMENTS.

     This Agreement shall become effective at the Effective Time, provided the Executive is employed by the Company on that date. Following the Effective Time, the Prior Agreements shall remain in effect until the date twelve months from the Effective Time. After such date, the Prior Agreements shall terminate and become null and void. Notwithstanding any provision herein to the contrary, to the extent that payments and benefits are paid to or received by Executive under either of the Prior Agreements, the amount of such payments and benefits paid under such Prior Agreement will be subtracted from any amount due to the Executive under any provisions of this Agreement in connection with Executive's termination of employment.

     The parties agree that the Prior Agreements are amended as follows: (i) to provide that Executive shall be entitled to severance pay following a Change in Control by his voluntary termination of employment only if such voluntary termination of employment occurs during the nine month period beginning three months after the Effective Time; and (ii) to delete any provision entitling the Executive to any tax indemnification for excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as Senior Vice President of CFS Bank. The Executive shall render administrative and management services to CFS Bank such as are customarily performed by persons situated in a similar executive capacity. Failure to reelect Executive as Senior Vice President without the consent of the Executive shall constitute a breach of this Agreement.

3.   TERMS.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the Effective Time and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing with the Effective Time, the term of this Agreement shall be extended for one day each day until such time as the Board of CFS Bank or the Executive elects not to extend the term of the Agreement further by giving written notice to the other party in accordance with Section 10 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice; provided, that in any event, the term of this Agreement shall end on the last day of the month in which the Executive attains the age of
65. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to give notice not to extend the Agreement and the results thereof shall be included in the minutes of the Board's meeting.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of CFS Bank and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with CFS Bank, or materially affect the performance of Executive's duties pursuant to this Agreement. Notwithstanding the foregoing, the Executive may, without further authorization from the Board, provide services at the direction of the Holding Company to the Holding Company or any of its subsidiaries, including but not limited to CFS Bank, and such service shall not be deemed to present a conflict of interest, materially affect the Executive's performance of his duties hereunder or otherwise violate the terms of this Agreement; in such event, CFS Bank and the Holding Company shall made, and the Holding Company shall cause such other subsidiaries to agree to, appropriate arrangements for the allocation among them of the cost of Executive's compensation and benefits for full-time service hereunder.

     (c) Notwithstanding anything herein contained to the contrary: (i) Executive's employment with CFS Bank may be terminated by CFS Bank or Executive during the term of this Agreement, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Executive's employment following the expiration of the term of this Agreement upon such terms and conditions as the Board and Executive may mutually agree.

     (d) Upon the termination of Executive's employment with CFS Bank, the daily extensions provided pursuant to Section 3(a), shall cease (if such extensions have not previously ceased), and, if such termination is under circumstances described in Section 5(a), the term "remaining term of the Agreement" in Section 5(b) shall mean the period of time commencing from the date of such termination and ending on the last day of the employment period computed with reference to all extensions prior to such termination.

4.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2. CFS Bank shall pay Executive as compensation a salary of not less than $[ ] per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under a qualified plan maintained by CFS Bank. Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by the Salary and Personnel Committee designated by the Board, and the Board may increase Executive's Base Salary. Following any increase, the rate of base salary as increased shall become the "Base Salary" for purposes of this Agreement. In no event shall Executive's annual rate of salary under this Agreement in effect at a particular time be reduced without his prior written consent. In addition to the Base Salary provided in this Section 4(a), CFS Bank shall also provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of CFS Bank.

     (b) CFS Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and CFS Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder, provided, however, that CFS Bank may make changes to such plans, agreements or perquisites generally provided on a nondiscriminatory basis to all employees, without the Executive's prior written consent. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by CFS Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of CFS Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c) In addition to the Base Salary  provided for by  paragraph  (a) of this
Section 4 and other compensation provided for by paragraph (b) of this Section 4, CFS Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

5.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     The provisions of this Section shall in all respects be subject to the terms and conditions stated in Section 9.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by CFS Bank or the Holding Company of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 6(a) hereof; upon Retirement, as defined in Section 8 hereof; for Disability, as defined in Section 7 hereof; or for Cause, as defined in Section 9 hereof; (ii) Executive's resignation from CFS Bank's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as Senior Vice President unless consented to by the Executive, (B) material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 2, above, (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of

Executive's principal place of employment by more than 30 miles from its location at the effective date of this Agreement, (D) liquidation or dissolution of CFS Bank or Holding Company, or (E) material breach of this Agreement by CFS Bank. Upon the occurrence of any event described in clauses (A), (B), (C), (D) or (E), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 10, CFS Bank shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the payments due to the Executive for the remaining term of the Agreement including Base Salary, bonuses and any other cash or deferred compensation paid or to be paid to the Executive, and the amount of any benefits received or to be received pursuant to any employee benefit plans maintained by CFS Bank or the Holding Company during the term of the Agreement. At the election of the Executive, which election is to be made within thirty (30) days of the Executive's Date of Termination, such payments shall be made in a lump sum or paid monthly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, CFS Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by CFS Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

     (d) In the event that the Executive is receiving monthly payments pursuant to Section 5(b) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

6.   CHANGE IN CONTROL.

     (a) No benefit shall be payable under this Section 6 unless there shall have been a Change in Control of CFS Bank or the Holding Company, as set forth below. For purposes of this Plan, a "Change in Control" of CFS Bank or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item l of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of CFS Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a) with respect to CFS Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Sec. Section 225.41(b) with respect to the Holding Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, Sec. as in effect on the date hereof except for the Holding Company's acquisition of CFS Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CFS Bank or the Holding Company representing 20% or more of CFS Bank's or the Holding Company's outstanding securities except for any securities of CFS Bank purchased by the Holding Company in connection with the conversion of CFS Bank to the stock form and any securities purchased by CFS Bank's employee stock ownership plan and trust; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of CFS Bank or the Holding Company or similar transaction occurs in which CFS Bank or Holding Company is not the resulting entity; (D) a proxy statement shall be distributed soliciting proxies from shareholders of the Holding Company, by someone other than the current management of the company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or a similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by CFS Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of CFS Bank or Holding Company.

     (b) If any of the events described in Section 6(a) hereof constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred, notwithstanding the provisions of Section 3(a), the term of this Agreement shall be deemed to have commenced as of the date of the Change in Control and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the date of the Change in Control, the term of this Agreement shall be extended for one day each day.

     (c) If any of the events described in Section 6(a) hereof constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred,

Executive shall be entitled to the benefits provided in paragraphs (d), (e), (f) and (g) of this Section 6 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his dismissal or his resignation at any time during the term of this Agreement following any demotion, loss of title, office or significant authority or responsibility, reduction in the annual compensation or benefits or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control), unless such termination is because of his death, termination for Cause or termination for Disability.

     (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, CFS Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of the payments due for the remaining term of the Agreement or three (3) times the average of the three (3) preceding years' Base Salary, including bonuses and any other cash or deferred compensation paid or to be paid to the Executive during such years, and the amount of any contributions made or to be made, on behalf of the Executive, to any employee benefit plans maintained by CFS Bank during such years, except to the extent such benefits are otherwise payable to the Executive under such plans upon a Change in Control. For purposes of determining the benefit due under this Section 6(d), when calculating the payments due for the remaining term of this Agreement, it shall be assumed that for each year of the remaining term of the Agreement, the Executive will receive
(i) an annual increase in Base Salary equal to the average increase received in the preceding three years, (ii) the maximum bonus payable, and (iii) the maximum contribution by or on behalf of the Executive with respect to any employee benefit plans maintained by CFS Bank. At the election of the Executive, which election is to be made within thirty (30) days of the Date of Termination, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement.

     (e) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, CFS Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by CFS Bank for Executive prior to his severance. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

     (f) In the event that the Executive is receiving monthly payments pursuant to Section 6(d) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

     (g) In each calendar year that Executive is entitled to receive payments or benefits under the provisions of his Employment Agreement with the Holding Company and this Employment Agreement, the Holding Company shall determine if an excess parachute payment (as defined in Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision thereto, (the "Code")) exists. Such determination shall be made after taking any reductions permitted pursuant to Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute payment after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment". As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. Upon the Date of Termination following a Change in Control, the Holding Company shall pay Executive, subject to applicable withholding requirements under applicable city, state or federal law an amount equal to:

     (1) twenty (20) percent of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the Code); and

     (2) such additional amount (tax allowance) as may be necessary to compensate Executive for the payment by Executive of city, state and federal income and excise taxes on the payment provided under clause
          (1) and on any payments under this Clause (2). In computing such tax allowance, the payment to be made under Clause (1) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

               Tax Rate

          GUP =_________

               1- Tax Rate

          The "Tax Rate" for purposes of computing the GUP shall be the sum of the highest marginal federal, state and city income and employment-related tax rates, including any applicable excise tax rates, applicable to the Executive in the year in which the payment under Clause (1) is made.

     (3) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Holding Company's independent accountants shall determine the amount (the "Adjustment Amount") the Holding Company must pay to the Executive in order to put the Executive in the same position as the Executive would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess

          Parachute Payment. In determining the Adjustment Amount, independent accountants of the Holding Company shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to Executive. In no event however, shall Executive make any payment under this paragraph to the Holding Company.

7.   TERMINATION FOR DISABILITY

     (a) If, as a result of Executive's incapacity due to physical or mental illness, such incapacity being determined by a doctor selected by CFS Bank, he shall have been absent from his duties with CFS Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given, he shall not have returned to the full-time performance of his duties, CFS Bank may terminate Executive's employment for "Disability."

     (b) CFS Bank will pay Executive, as disability pay, a bi-weekly payment equal to seventy five percent (75%) of Executive's bi-weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of CFS Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and CFS Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the normal age of retirement or receiving benefits under CFS Bank's Defined Benefit Plan; (iv) Executive's death; or (v) the expiration of the term of this Agreement. Notwithstanding any other provision to the contrary, CFS Bank may apply any proceeds from disability income insurance for Executive which was paid for by CFS Bank or the Holding Company as partial satisfaction of its obligations under this Section.

     (c) CFS Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by CFS Bank for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of CFS Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and CFS Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the normal age of retirement or receiving benefits under CFS Bank's Defined Benefit Plan; (iv) the Executive's death; or
(v) the expiration of the time of this Agreement.

     (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

8.   TERMINATION UPON RETIREMENT.

     Termination by CFS Bank of the Executive based on "Retirement" shall mean termination in accordance with CFS Bank's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of CFS Bank and other plans to which Executive is a party.

9. TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty which results in a loss to CFS Bank or the Holding Company, intentional failure to perform stated duties, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in substantial loss to CFS Bank or the Holding Company. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action was in the best interest of CFS Bank or the Holding Company. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan or unvested awards granted to Executive under any RRP of CFS Bank, the Holding Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 10 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

10. NOTICE.

     (a) Any purported termination by CFS Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) Subject to Section 10(c), "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period, and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the date of termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, CFS Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     (d) CFS Bank may terminate the Executive's employment at any time, but any termination by CFS Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement or under any other benefit or compensation plans or programs maintained by CFS Bank from time to time. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 9 hereinabove.

11.  POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 11 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to CFS Bank as may reasonably be required by CFS Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. CFS

Bank  shall  reimburse  the  Executive  for  reasonable   expenses  incurred  in
connection with furnishing such information and assistance to CFS Bank.

12.  NON-DISCLOSURE OF BANK BUSINESS.

     Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of CFS Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of CFS Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of CFS Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of CFS Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section 12, CFS Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of CFS Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting CFS Bank from pursuing any other remedies available to CFS Bank for such breach or threatened breach, including the recovery of damages from Executive.

13.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of CFS Bank. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from CFS Bank are not timely paid or provided by CFS Bank, such amounts and benefits shall be paid or provided by the Holding Company.

14.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between CFS Bank or any predecessor of CFS Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

15.  EFFECT OF ACTION UNDER HOLDING COMPANY AGREEMENT.

     Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the

Employment Agreement of even date herewith between Executive and the Holding Company, such compensation payments and benefits paid by the Holding Company will be subtracted from any amounts due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Holding Company Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by the Executive as determined by the Holding Company and CFS Bank on a quarterly basis.

16.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

17.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

18.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

19. HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

20.  GOVERNING LAW.

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without reference to conflicts of law principles.

21.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of CFS Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement and reinstatement (or the economic equivalent) of any stock options, restricted stock or RRP awards and related rights purportedly rendered null and void by the giving of Notice of Termination for Cause pursuant to section 9.

22.  INDEMNIFICATION AND ATTORNEYS' FEES.

     (a) CFS Bank shall indemnify, hold harmless and defend Executive against reasonable costs, including legal fees, incurred by him in connection with his consultation with legal counsel or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement.

     (b) In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

     (c) CFS Bank shall indemnify, hold harmless and defend Executive for all acts or omissions taken or not taken by him in good faith while performing services for CFS Bank to the same extent and upon the same terms and conditions as other similarly situated officers and directors of CFS Bank. If and to the extent that CFS Bank maintains, at any time during the Employment Period, an insurance policy covering the other officers and directors of CFS Bank against law suits, CFS Bank shall use its best efforts to cause Executive to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors.

23.  SUCCESSOR TO CFS BANK.

     CFS Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of CFS Bank or the Holding Company, expressly and unconditionally to assume and agree to perform CFS Bank's obligations under this Agreement, in the same manner and to the same extent that CFS Bank would be required to perform if no such succession or assignment had taken place.

24.  REQUIRED REGULATORY PROVISIONS.

     (a) CFS Bank may terminate the Executive's employment at any time, but any termination by CFS Bank, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 9 hereinabove.

         (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CFS Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Sections 1818(e)(3) or (g)(1), CFS Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CFS Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the CFS Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Sections 1818(e)(4) or (g)(1), all obligations of CFS Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If CFS Bank is in default (as defined in Section 3(x)(1) (12 U.S.C.
Section 1813(x)(1) of the Federal Deposit Insurance Act), all obligations of CFS Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of CFS Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Federal Deposit Insurance Corporation ("FDIC"), at the time FDIC enters into an agreement to provide assistance to or on behalf of CFS Bank under the authority contained in Section 13(c) (12 U.S.C. Sections 1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Office of Thrift Supervision ("OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of CFS Bank or when CFS Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k).

            [Signatures appear on the following page.]

                                   SIGNATURES

     IN WITNESS WHEREOF, Columbia Federal Savings Bank and Queens County Bancorp, Inc. have caused this Employment Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Employment Agreement, on the 27th day of June, 2000.

ATTEST:                            CFS BANK


/s/ Mark A. Ricca                  BY: /s/ Philip S. Messina
--------------------------             ---------------------------
Secretary                              Duly Authorized Officer



          [SEAL]

ATTEST:                            QUEENS COUNTY BANCORP, INC.


/s/ Michael J. Lincks              BY: /s/ Joseph R. Ficalora
--------------------------             ---------------------------
Secretary                              Duly Authorized Officer



           [SEAL]

WITNESS:

/s/ Mark A. Ricca                  /s/ Dennis Hodne
--------------------------         ---------------------------
                                   Executive